Exhibit 99(B)
[Form of Proxy for Special Meeting of Stockholders of A.G. Edwards, Inc.]
IF YOU REQUIRE SPECIAL ARRANGEMENTS TO ATTEND THIS MEETING, PLEASE
CONTACT THE COMPANY AT (314) 955-3782 PRIOR TO THE MEETING.

Δ DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Δ
A.G. EDWARDS, INC.
This Proxy is Solicited on Behalf of the Board of Directors
for the Special Meeting of Stockholders on [     •     ] [ • ], 2007, at [ • ]:00 a.m., local time, at
A.G. Edwards, Inc.’s home office, One North Jefferson Avenue, St. Louis, Missouri

P R O X Y	The undersigned stockholder of A.G. Edwards, Inc., a Delaware corporation (“A.G. Edwards”), hereby appoints Robert L. Bagby and Douglas L. Kelly, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote as indicated on the back of this card, all the shares of Common Stock of A.G. Edwards that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of A.G. Edwards on [ • ] [ • ], 2007, at [ ]:00 a.m., local time, at the home office of A.G. Edwards, One North Jefferson Avenue, St. Louis, Missouri, and at any adjournments thereof, as indicated on the back of this card, hereby revoking any proxy heretofore given.

This Proxy relates to shares owned by the undersigned. Each share of Common Stock of A.G. Edwards is entitled to one vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. A proxy that is returned properly signed but without direction as to voting will be voted “FOR” approval of each of the proposals described on the back of this card.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE
MERGER AGREEMENT AND “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE
MEETING, INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.
(Important — To be signed and dated on reverse side)
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
OR VOTE BY TELEPHONE OR THE INTERNET;
NO POSTAGE IS NECESSARY IF MAILED FROM THE UNITED STATES

Special Meeting of Stockholders	SPECIAL MEETING
[ • ] [ • ], 2007, at [ • ]:00 a.m., local time	ADMISSION TICKET
Please present this ticket for admittance of the shareholder(s) named above. Admittance will be based upon availability of seating.

INSTRUCTIONS FOR VOTING YOUR PROXY
This proxy covers all A.G. Edwards, Inc. shares you own of record, if the registrations are identical.
THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE [1-800-     -     ], 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed.
	Visit the Internet voting website at [http:// ]. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges.	Simply mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER
[ ]	[ ]

Δ DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Δ

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER
AGREEMENT AND “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE MEETING,
INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.
MARK THE APPROPRIATE BOXES. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval and adoption of the merger agreement and “FOR” approval of the proposal to adjourn the special meeting, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement.
Please mark your votes as shown here: ☑
1.      Proposal to adopt the Agreement and Plan of Merger, dated May 30, 2007, by and among Wachovia Corporation (“Wachovia”), White Bird Holdings, Inc., a wholly-owned subsidiary of Wachovia, and A.G. Edwards, Inc.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
2.      Proposal to approve the adjournment of the special meeting, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting for the foregoing proposal.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN

Copies of the Notice of Special Meeting of Stockholders and of the Proxy Statement have been received by the undersigned.
PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
SIGNATURE(S)          ______________________________                     DATE: ______________________________
(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)